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                                                                    Exhibit 23.3



                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement No. 333-57510 on Form S-3 of Nortel Networks Corporation (the "Corporation"), relating to the offering and sale of 65,658,278 common shares of the Corporation, of our report on Alteon WebSystems, Inc. dated July 19, 2000 (July 28, 2000 as to Note 15), appearing in the Corporation's Current Report on Form 8-K/A dated October 20, 2000.

We hereby further consent to the reference to our Firm under the heading "Experts" in the Prospectus, which forms part of the aforementioned Amendment No. 1 to the Registration Statement.



/s/ Deloitte & Touche LLP



San Jose, California
April 5, 2001